PURCHASE AGREEMENT dated as of the 11th day of September, 2009.

AMONG:

SANTA FE GOLD CORPORATION., a corporation incorporated and existing under the laws of the State of Delaware

(“Santa Fe”)

- and -

SANTA FE GOLD (BARBADOS) CORPORATION, a corporation incorporated and existing under the laws of Barbados

(“Santa Fe Barbados”)

LORDSBURG MINING COMPANY, a company incorporated and existing under the laws of the State of New Mexico

(“Lordsburg”)

- and -

SANDSTORM RESOURCES LTD., a corporation incorporated and existing under the laws of the Province of British Columbia

(“Sandstorm”)

- and -

SANDSTORM RESOURCES (BARBADOS) LTD., a corporation incorporated and existing under the laws of Barbados

(“Sandstorm Barbados”)

WHEREAS Santa Fe is the owner of 100% of the shares of Santa Fe Barbados and Lordsburg and Sandstorm is the owner of 100% of the shares of Sandstorm Barbados;

AND WHEREAS Lordsburg is the owner, directly or indirectly, of a 100% interest in the silver gold deposit known as the Summit Mine (the “Project”) located under or upon the Property, as more particularly described in Schedule “A” attached hereto;

AND WHEREAS the property on which the Project is located as described in Schedule “B” attached hereto (the “Property”);

AND WHEREAS Lordsburg is the owner of the Lordsburg Mill (the “Mill”) and the Mill shall be used to process ore from the Property;

AND WHEREAS Lordsburg is currently conducting, among other things, mine planning and design, to construct and develop the Project, with a goal of beginning commercial production in 2010;

AND WHEREAS Santa Fe Barbados has agreed to sell Sandstorm Purchased Payable Au and Sandstorm Barbados has agreed to purchase Sandstorm Purchased Payable Au and Santa Fe Barbados and Sandstorm Barbados have agreed to execute and deliver this Agreement;

AND WHEREAS Santa Fe and Lordsburg have jointly and severally agreed to guarantee the covenants, obligations and indemnifications of Santa Fe Barbados under this Agreement and in support of such guarantee, Lordsburg has agreed to provide the Project Charge to Sandstorm Barbados, as herein provided;

AND WHEREAS Sandstorm executes and delivers this Agreement to provide a guarantee to and in favour of Santa Fe Barbados, its wholly-owned subsidiary, with respect to the covenants, obligations and indemnifications of Sandstorm Barbados, its wholly-owned subsidiary, as herein provided;

AND WHEREAS the Parties are therefore desirous of executing and delivering this Agreement, all on and subject to the terms and conditions contained herein;

AND WHEREAS capitalized terms when used in these preambles shall have the respective meanings set forth in Article 1;

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties mutually agree as follows:

1.          Definitions

“Accounting Principles” means United States generally accepted accounting principles or any successor, adopted by Santa Fe, as at the date on which any calculation or determination is required to be made;

“Additional Deposit” means the sum of US$1,000,000;

“Additional Deposit Option” has the meaning ascribed thereto in section 3(b);

“Additional Deposit Option Term” means the period commencing on the Funding Date and terminating on the day that is nine months after the Funding Date;

“Annual Report” means a written report, in relation to any calendar year, detailing:

(i)	the number of ounces of Au produced from the Project and delivered to an Offtaker in the applicable calendar year;

(ii)	the names and addresses of each Offtaker to which the Au referred to in subsection (i) was delivered;

(iii)	the number of ounces of Sandstorm Purchased Payable Au which have resulted or which are estimated to result from the Au referred to in subsection (i);

(iv)

the number of ounces of Sandstorm Purchased Payable Au which have been delivered to Sandstorm Barbados with respect to the Au referred to in subsection (i), in accordance with the provisions of Article 8;

(v)

a reconciliation between any provisional number of ounces of Sandstorm Purchased Payable Au specified in an Annual Report for a preceding calendar year and the final number of ounces of Sandstorm Purchased Payable Au for the applicable calendar year;

(vi)	Au prices used by Santa Fe, Lordsburg and Santa Fe Barbados and their respective affiliates for short term and long term planning purposes with respect to the Project;

(vii)	the remaining Uncredited Balance and a calculation of how the Uncredited Balance was reduced during the applicable calendar year; and

(viii)	a plan projecting Au production over the next five calendar years with respect to the Project;

“Au” means gold;

“Audit Dispute Notice” has the meaning set forth in section 6(a)(i);

“Business Day” means any day other than a Saturday or Sunday or a day that is a statutory holiday in any or all of Vancouver, British Columbia, Barbados, West Indies, or Albuquerque, New Mexico or any day that banks are not open for business in the United Kingdom;

“BCICAC” has the meaning set forth in Article 18;

“Cash Advance” means the sum of US$500,000;

“Commencement of Commercial Production” means the commercial exploitation of Minerals but does not include milling for the purpose of testing or milling or leaching by a pilot plant or during an initial tune up period of the plant. Commercial production with respect to the Project shall be deemed to have commenced on the first day of the month following the first period of 30 consecutive days during which Minerals have been processed through the plant at an average rate of not less than 70% of the initial rated capacity of the plant as set forth in the Engineering Report;

“Deductions” means any and all deductions, refining, reprocessing, processing, treatment and other charges, penalties, adjustments, shipping expenses and/or expenses pertaining to and/or in respect of Au and charged by an Offtaker and/or charged in respect of delivery costs to Sandstorm Barbados or to the final customer of Lordsburg and/or Sandstorm Barbados, as the case may be, or charged to Lordsburg as and by way of royalty payments;

“Default Interest” means Prime plus 2% per annum;

“Deposit” means the Upfront Deposit and the Additional Deposit, if the Additional Deposit Option is exercised;

“Demanding Party” has the meaning set forth in section 18(a);

“Dispute Notice” has the meaning set forth in section 18(a);

“Encumbrances” means any and all liens, charges, mortgages, encumbrances, pledges, security interests, royalties, proxies and third party rights or any other encumbrances of any nature whatsoever, whether registered or unregistered;

“Engineering Report” means the engineering report with respect to the Project prepared by Chapman, Wood and Griswold dated April, 2007;

“Existing Security” means that certain Mortgage, Security Agreement, Fixture Filing and Financing Statement made and entered into as of December 21, 2007 by and between Santa Fe and Sulane Holdings, Ltd.;

“Expert’s Report” has the meaning set forth in section 6(c)(ii);

“Extended Term” has the meaning set forth in section 4(b);

“First Review Date” means the third anniversary of the date of the Commencement of Commercial Production;

“Fixed Price” means US$400 per ounce of Au produced from the Project;

“Funding Conditions” means the following conditions:

(i)

Sandstorm Barbados shall have received a legal opinion from counsel to Santa Fe, Santa Fe Barbados or Lordsburg, as the case may be, subject to reasonable qualifications, that is satisfactory to Sandstorm Barbados, acting reasonably, opining that Lordsburg has good and marketable title to the Property and the Minerals therein, subject only to the Existing Security and the usual qualifications;

(ii)

no Material Adverse Change shall have occurred with respect to the Project and Sandstorm Barbados shall have received a certificate from a duly authorized officer of Santa Fe, Lordsburg and Santa Fe Barbados to such effect;

(iii)

the representations and warranties of Santa Fe, Lordsburg and Santa Fe Barbados contained in Article 20 shall be true and correct, in all material respects, at the time of the payment of the Upfront Deposit and Sandstorm Barbados shall have received a certificate from a duly authorized officer of each of Santa Fe, Lordsburg and Santa Fe Barbados to such effect;

(iv)	Santa Fe Barbados shall have provided proof to Sandstorm Barbados, acting reasonably, that Lordsburg has duly received all Project Permits;

(v)

Sandstorm Barbados shall have received proof to its satisfaction, acting reasonably, that Santa Fe has received all requisite board approvals to the issuance of all of the Santa Fe Shares which may be delivered pursuant to the provisions of section 3(h) and that such issuance is in full compliance with applicable securities law; and

(vi)

Santa Fe, Lordsburg and Santa Fe Barbados shall have complied in all material respects with the terms of this Agreement and Sandstorm Barbados shall have received a certificate from a duly authorized officer of each of Santa Fe, Lordsburg and Santa Fe Barbados to such effect;

“Funding Date” means the date that is three Business Days after the last of the Funding Conditions has been satisfied, provided that the Funding Date shall occur no later than the Funding Date Deadline;

“Funding Date Deadline” means the date that is four months after the execution and delivery of this Agreement;

“Funding Termination Notice” shall have the meaning set forth in section 7(a);

“Hedging Arrangement” means any arrangement proposed to be entered into by Santa Fe, Lordsburg and/or Santa Fe Barbados or their respective affiliates pursuant to which the risk of the future price of Au is sold to a third Person, including without limitation, as and by way of netting and collateral arrangements under International Swaps and Derivatives Association, Inc. protocols and mandates;

“Inflation Accelerator” means an annual inflation accelerator equal to 1.01;

“Insolvency Event” means, in relation to any person, any one or more of the following events or circumstances:

(i)

proceedings are commenced for the winding-up, liquidation or dissolution of it, unless it in good faith actively and diligently contests such proceedings resulting in a dismissal or stay thereof within 60 days of the commencement of such proceedings;

(ii)

a decree or order of a court of competent jurisdiction is entered adjudging it to be bankrupt or insolvent, or a petition seeking reorganization, arrangement or adjustment of or in respect of it is approved under applicable laws relating to bankruptcy, insolvency or relief of debtors;

(iii)

it makes an assignment for the benefit of its creditors, or petitions or applies to any court or tribunal for the appointment of a receiver or trustee for itself or any substantial part of its property, or commences for itself or acquiesces in or approves or has filed or commenced against it any proceeding under any bankruptcy, insolvency, reorganization, arrangement or readjustment of debt law or statute or any proceeding for the appointment of a receiver or trustee for itself or any substantial part of its assets or property, or has a liquidator, administrator, receiver, trustee, conservator or similar person appointed with respect to it or any substantial portion of its property or assets; or

(iv)	a resolution is passed for the winding-up or liquidation of it;

“Intercreditor Agreement” means an agreement to be executed and delivered by each of Sandstorm Barbados and future creditors of Santa Fe, which shall be acceptable to Sandstorm Barbados and such future creditors, acting reasonably;

“Lordsburg” means Lordsburg Mining Company, a corporation incorporated and existing under the laws of the State of New Mexico;

“Loan” has the meaning set forth in section 7(b).;

“Losses” means any and all damages, claims, losses (except loss of profits), liabilities, fines, injuries, costs, penalties and expenses (including reasonable legal fees);

“Market Price” means for each ounce of Sandstorm Purchased Payable Au delivered and sold to Sandstorm Barbados, the London p.m. fix for Au as quoted in United States dollars by the London Bullion Market Association (or any successor metals exchange) on the Business Day prior to the date the Sandstorm Purchased Payable Au is credited to the metal account of Sandstorm Barbados;

“Material Adverse Change” in respect of Santa Fe, Lordsburg or Santa Fe Barbados, means any one or more changes, events or occurrences which, in either case, either individually or in the aggregate are material and adverse to Santa Fe on a consolidated basis and Lordsburg and Santa Fe Barbados, other than any change, effect, event or occurrence: (i) relating to the global economy or securities markets in general; (ii) affecting the worldwide Au mining industry in general and which does not have a materially disproportionate effect on Santa Fe on a consolidated basis and Lordsburg and Santa Fe Barbados; (iii) resulting from changes in the price of Au; or (iv) relating to the rate at which Canadian dollars can be exchanged for the currency of any other nation, including the United States or vice versa, and references in this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, interpretive of the amount used for the purpose of determining whether a "Material Adverse Change" has occurred and such defined terms and all other references to materiality in this Agreement shall be interpreted without reference to any such amounts;

“Mill” has the meaning ascribed therein in the preambles to this Agreement;

“Minerals” means any and all economic, marketable metal bearing material, in whatever form or state, produced from the Project;

“Monthly Report” means a written report or reports, in relation to a calendar month, detailing:

(i)	the number of ounces of Au produced from the Project and delivered to an Offtaker in the applicable calendar month;

(ii)	the names and addresses of each Offtaker to which the Au referred to in subsection (i) was delivered;

(iii)	the number of ounces of Sandstorm Purchased Payable Au which have resulted or which are estimated to result from the Au referred to in subsection (i);

(iv)

the number of ounces of Sandstorm Purchased Payable Au which have been delivered to Sandstorm Barbados with respect to the Au referred to in subsection (i), in accordance with the provisions of Article 8;

(v)

a reconciliation between any provisional number of ounces of Sandstorm Purchased Payable Au specified in a Monthly Report pursuant to subsection (iii) for a preceding calendar month and the final number of ounces of Sandstorm Purchased Payable Au for the applicable calendar month;

(vi)	Au prices used by Santa Fe, Lordsburg and Santa Fe Barbados and their respective affiliates for short term and long term planning purposes with respect to the Project;

(vii)	the reduction of the Uncredited Balance in such calendar month and the remaining Uncredited Balance; and

(viii)	any material changes from the previous Annual Report relating to anticipated quarterly production for the remainder of the current calendar year.

“National Instrument 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators or any successor instrument, rule or policy;

“Offtaker” means the counterparty to an Offtake Agreement;

“Offtake Agreement” means any refining, marketing and/or processing agreement entered into by Lordsburg with respect to Au produced from the Project;

“Parties” means the parties to this Agreement and “Party” means any one of the Parties;

“Payable Au” means Au produced from the Project, less the number of ounces of Au deducted on account of refining Au into Refined Au (for which net number of ounces Lordsburg receives either a cash payment or Refined Au from an Offtaker pursuant to and in accordance with any Offtake Agreement);

“Person” means and includes individuals, corporations, bodies corporate, limited or general partnerships, joint stock companies, limited liability corporations, joint ventures, associations, companies, trusts, banks, trust companies, governments or any other type of organization, whether or not a legal entity;

“Place of Delivery” has the meaning set forth in section 8(a);

“Prime” means the prime rate of interest quoted from time to time by the Royal Bank of Canada;

“Project” has the meaning ascribed thereto in the preambles to this Agreement;

“Project Charge” means a charge over all of the assets, property and undertaking of Lordsburg in respect of the Project to secure all guarantee obligations of Lordsburg under this Agreement;

“Project Charge Opinion” means a legal opinion from counsel to Lordsburg, subject to reasonable qualifications, that is satisfactory to Sandstorm Barbados, acting reasonably, that the Project Charge has been duly registered against the Property and is a valid, binding and enforceable charge, subject only to the Existing Security and the usual qualifications;

“Project Permits” means all necessary permits to build, operate and commercially extract gold from the Project in accordance with the Engineering Report or any other technical document provided by Santa Fe Barbados to Sandstorm Barbados and approved by Sandstorm Barbados, acting reasonably, which Project Permits shall be deemed to include the Tailings Construction Permit but to exclude the Tailings Operating Permit;

“Property” has the meaning ascribed thereto in the preambles to this Agreement;

“Purchase Price” per ounce of Sandstorm Purchased Payable Au means: (a) subject to (b) herein, the Market Price, payable in cash, provided that if the Market Price is greater than the Fixed Price, an amount equal to the Fixed Price will be payable in cash and an amount equal to the difference between the Market Price and the Fixed Price will be credited against the Deposit, so as to reduce the Uncredited Balance; and (b) after the Uncredited Balance is reduced to nil, the lesser of the Fixed Price and the Market Price, payable in cash;

“Refined Au” means marketable metal bearing material in the form of Au that is refined to standards meeting or exceeding commercial standards for the sale of refined Au;

“Responding Party” has the meaning set forth in section 18(a);

“Sandstorm” means Sandstorm Resources Ltd., a corporation incorporated and existing pursuant to the laws of the Province of British Columbia;

“Sandstorm Barbados” means Sandstorm Resources (Barbados) Ltd., a corporation incorporated and existing pursuant to the laws of Barbados;

“Sandstorm Barbados Audit” has the meaning set forth in section 6(e);

“Sandstorm Barbados Event of Default” has the meaning set forth in section 9(k);

“Sandstorm Barbados Guaranteed Obligations” has the meaning set forth in section 11(b)(ii);

“Sandstorm Purchased Payable Au” means: (a) 50% of the Payable Au in respect of the first 10,000 ounces of Payable Au; (b) thereafter, subject to (c), 22% of the Payable Au; (c) within the 36 month period after the Funding Date, if the rate of ore mined and processed from the Project averages 400 tonnes per day or more for any consecutive 12 month period and Payable Au production exceeds 11,500 ounces during such consecutive 12 month period, such 22% shall be reduced to 15% of the Payable Au, otherwise 22% shall remain. Additionally, if Santa Fe Barbados has duly exercised the Additional Deposit Option, the percentages of Payable Au set out in subsections (a), (b) and (c) of this definition shall, from and after such exercise, be multiplied by a factor of 1.25;

“Santa Fe” means Santa Fe Gold Corp., a corporation incorporated and existing under the laws of the State of Delaware;

“Santa Fe Barbados” means Santa Fe Gold (Barbados) Corporation, a corporation incorporated and existing under the laws of Barbados;

“Santa Fe Barbados Default Fee” has the meaning set forth in section 9(b);

“Santa Fe Barbados Event of Default” has the meaning set forth in section 9(a);

“Santa Fe Barbados Guaranteed Obligations” has the meaning set forth in section 11(a)(i);

“Santa Fe Issue Price” means in respect of the Santa Fe Shares to be issued pursuant to section 3(g), the volume weighted average closing price of the common stock in the capital of Santa Fe during the 30 days prior to the date on which the applicable Santa Fe Shares are to be delivered to Sandstorm Barbados or such other average price which is permitted by a stock exchange or over-the-counter quotation system upon which Santa Fe is listed or quoted, in the event that a 30 day average price is not permitted by such stock exchange;

“Santa Fe Shares” means common stock in the capital of Santa Fe, to be issued pursuant to section 3(h);

“Santa Fe Share Event” means, during the Santa Fe Share Event Term, the Project or the Mill have not been operational or have temporarily ceased operations for a period of at least 30 consecutive days or permanently ceased operations as a result of permitting issues pertaining to any aspect of mining or milling operations, including by reason of having insufficient room for tailings in the existing tailings facility;

“Santa Fe Share Event Term” means the period commencing on the day that is six months after the Funding Date and terminating on the day that is 66 months after the Funding Date;

“Santa Fe Shares” has the meaning set forth in section 3(h);

“Summit Economic Model” means the economic model prepared by Santa Fe and received by Sandstorm in June, 2009;

“Tailings Construction Permit” means the permit which allows Lordsburg to construct a tailings facility at the Mill;

“Tailings Operating Permit” means the permit which allows Lordsburg to operate a tailings facility at the Mill;

“Term” has the meaning set forth in section 4(a);

“Termination Notice” has the meaning set forth in section 4(b);

“Time of Delivery” has the meaning set forth in section 8(d);

“Transaction” means the transaction of purchase and sale of Sandstorm Purchased Payable Au contemplated by this Agreement;

“Transfer” when used as a verb, means to sell, grant, assign, encumber, pledge or otherwise dispose of or commit to dispose of, directly or indirectly, including through mergers, arrangements, amalgamations, consolidations, asset sale or spin-out transaction. When used as a noun, “Transfer” means a sale, grant, assignment, pledge or disposal or the commitment to do any of the foregoing, directly or indirectly, including through mergers, arrangements, amalgamations, consolidations, asset sale or spin-out transaction;

“TSX-V” means the TSX Venture Exchange;

“Uncredited Balance” means the balance, from time to time, of the Deposit less amounts credited against the Deposit in accordance with (a) of the definition of Purchase Price;

“Uncredited Balance Refund Calculation” has the meaning set forth in section 3(f);

“Uncredited Balance Refund Notice” has the meaning set forth in section 3(e);

“Upfront Deposit” means US$4,000,000; and

“Warrants” shall mean five year term warrants to purchase an aggregate of 250,000 common shares in the capital of Santa Fe, at an exercise price equal to the closing price of the common shares of Santa Fe on the over-the-counter quotation system or on any stock exchange or on any stock exchange on which such shares may be listed on the date after the date of delivery of the Funding Termination Notice.

2.         Agreement of Purchase and Sale

Subject to the terms and conditions of this Agreement, from and after the date that the Funding Conditions have been satisfied and Sandstorm Barbados has delivered the Upfront Deposit as contemplated by section 3(a), Santa Fe Barbados shall sell to Sandstorm Barbados and Sandstorm Barbados shall purchase from Santa Fe Barbados, the Sandstorm Purchased Payable Au, free and clear of any and all Encumbrances, in consideration of those payments set forth in Article 3. The obligations of Santa Fe Barbados under this Agreement shall be to deliver and sell the Sandstorm Purchased Payable Au in a manner consistent with the terms of this Agreement.

3.         Cash Advance, Purchase and Payment

(a)         On the execution and delivery of this Agreement by Parties, Sandstorm Barbados shall deliver the Cash Advance to Santa Fe Barbados. In consideration of the obligation to deliver and sell the Sandstorm Purchased Payable Au as contemplated in this Agreement, subject to the provisions of Article 8 Sandstorm Barbados shall pay the Upfront Deposit less an amount equal to the Cash Advance to Santa Fe Barbados, in cash by wire transfer on the Funding Date.

(b)         During the Additional Deposit Option Term, Santa Fe Barbados shall have the right to exercise an additional deposit option (the “Additional Deposit Option”) on the terms and conditions set forth in this section. Santa Fe Barbados may only exercise the Additional Deposit Option during such Additional Deposit Option Term, if the conditions set forth in subsections (ii) and (iii) of the definition of Funding Conditions are true and correct at the time of exercise and the certificates contemplated in such sections are delivered by Santa Fe Barbados to Sandstorm Barbados at the date of funding the Additional Deposit.

Sandstorm Barbados does hereby agree that on or before the Funding Date and throughout the Additional Deposit Option Term, it shall retain in its corporate account the Additional Deposit, to be released only if the Additional Deposit Option is exercised or after the expiry of the Additional Deposit Option Term.

If Santa Fe Barbados shall seek to exercise the Additional Deposit Option within the Additional Deposit Option Term and the foregoing conditions have been (and remain satisfied), Santa Fe Barbados shall send a written notice to Sandstorm Barbados. Promptly after receipt of the notice, Sandstorm Barbados shall advise Santa Fe Barbados as to when Sandstorm Barbados shall fund the Additional Deposit (which shall be no later than 10 Business Days after receipt of the notice from Santa Fe Barbados). On such date, Santa Fe Barbados shall deliver the duly executed certificates to Sandstorm Barbados and Sandstorm Barbados shall deliver the Additional Deposit to Santa Fe Barbados in cash by wire transfer.

(c)         Subject to the terms and conditions of this Agreement, from and after the Funding Date, Santa Fe Barbados shall sell to Sandstorm Barbados and Sandstorm Barbados shall purchase from Santa Fe Barbados, the Sandstorm Purchased Payable Au, free and clear of any and all Encumbrances, in consideration of the Purchase Price, subject to the provisions of section 8(k).

(d)         Commencing on the First Review Date and annually thereafter on each anniversary thereof, the Fixed Price shall be increased by multiplying the then applicable Fixed Price by the Inflation Accelerator.

(e)         If, by the expiry or earlier termination of the Term or the Extended Term, if applicable, Santa Fe Barbados has not sold and delivered to Sandstorm Barbados,

Sandstorm Purchased Payable Au having a value sufficient to reduce the Uncredited Balance to nil, then a refund of the Uncredited Balance shall be due and owing by Santa Fe Barbados (as guaranteed by Santa Fe) to Sandstorm Barbados in an amount equal to the then remaining Uncredited Balance. If a refund of the Uncredited Balance shall be due and owing by Santa Fe Barbados (as guaranteed by Santa Fe and Lordsburg) to Sandstorm Barbados, Santa Fe Barbados shall notify Sandstorm Barbados (the “Uncredited Balance Refund Notice”) and the Uncredited Balance Refund Notice shall attach a copy of the applicable Uncredited Balance Refund Calculation.

(f)         Within 60 days of the end of each calendar year, Santa Fe Barbados shall prepare a detailed statement setting out the calculations of the Uncredited Balance on an annual basis (the “Uncredited Balance Refund Calculation”) and setting out the Uncredited Balance Refund Calculation. Santa Fe Barbados shall also prepare a final Uncredited Balance Refund Calculation within 60 days of the expiry or earlier termination of the Term or the Extended Term, if applicable. Each successive Uncredited Balance Refund Calculation shall include the aggregate information from previous Uncredited Balance Refund Calculations, including without limitation, matters settled by the dispute resolution procedures set forth in Article 18. Sandstorm Barbados shall have 60 days from the date of delivery of each Uncredited Balance Refund Calculation to dispute the accuracy of an item therein. If Sandstorm Barbados and Santa Fe Barbados are unable to resolve any dispute with respect thereto, either Party shall have the right to elect to have the matter settled in accordance with the dispute resolution procedures set forth in Article 18. If Sandstorm Barbados has not disputed the accuracy of an item in an Uncredited Balance Refund Calculation within 60 days after the delivery thereof, then Sandstorm Barbados will be deemed to have agreed with the Uncredited Balance Refund Calculation.

(g)         Notwithstanding any other provision of this Agreement, if within 18 months after the Funding Date the Project has not produced a minimum of 4,000 ounces of Payable Au in any consecutive six month period, then at the sole option of Sandstorm Barbados, in its sole and unfettered discretion, upon five Business Days prior written notice to Santa Fe Barbados, Sandstorm Barbados shall have the right to require Santa Fe Barbados (as guaranteed by Santa Fe and Lordsburg) forthwith, without setoff, deduction or defalcation, to refund to Sandstorm Barbados that percentage of the Deposit which is equal to that percentage of the underproduction of Au relative to the amount of Au planned to have been produced over that period as set forth in the Summit Economic Model. Until paid in full, the amount due and owing to Sandstorm Barbados shall bear Default Interest. In the event of any dispute between the Parties with respect to this section 3(g), either Party shall have the right to elect to have the matter settled in accordance with the dispute resolution procedures set forth in Article 18. After the operation of this section, the Uncredited Balance shall be reduced by any funds paid pursuant to this section.

(h)         In addition to and without derogation of its joint and several guarantee set forth in section 3(g), Santa Fe does hereby guarantee to Sandstorm Barbados that Santa Fe shall be responsible for Losses suffered by Sandstorm Barbados as a result of a Santa Fe Share Event during the Santa Fe Share Event Term.

If there shall occur a Santa Fe Share Event during the Santa Fe Share Event Term, Santa Fe and Sandstorm Barbados do hereby agree that Losses suffered by Sandstorm Barbados on a monthly basis during the continuance of any Santa Fe Share Event shall equal US$100,000. Such Losses shall be in the nature of liquidated damages and not a penalty and are fair and reasonable.

Santa Fe shall reimburse Sandstorm Barbados in respect of such Losses on a monthly basis during the currency of each and every Santa Fe Share Event. Such reimbursement shall be made by way of the issuance of shares of Santa Fe (the “Santa Fe Shares”) on each applicable Santa Fe Share Event payment date if (and only if) Santa Fe remains a publicly traded company and such issuance is in full compliance with all requisite and applicable securities laws and stock exchange rules and Sandstorm Barbados agrees to provide to Santa Fe any documentation and/or representation letters reasonably requested by Santa Fe in order to comply with such requirements, so long as such representations remain true as at the applicable dates. The formula to be used to calculate the number of Santa Fe Shares to be issued in any one month shall be as follows: US$100,000 divided by the Santa Fe Issue Price equals the number of Santa Fe Shares to be delivered to Sandstorm Barbados for the applicable month.

Santa Fe shall deliver a certificate representing such Santa Fe Shares (or the cash) to Sandstorm Barbados on or before the last day of the month following the month for which such Santa Fe Shares (or the cash) are payable. The Santa Fe Shares delivered to Sandstorm Barbados, at a minimum, shall be tradable on an over the counter basis after the expiration of a six month hold period (provided that Sandstorm complies with the applicable provisions of Rule 144 to which it is subject) on the provision of a legal opinion stating that the U.S. restrictive legend may be removed in compliance with Rule 144 under the United States Securities Act of 1933, as amended. Santa Fe Barbados shall be responsible for any and all legal fees in connection with the procurement of such legal opinion.

If on any applicable Santa Fe Share Event payment date, Santa Fe is not a publicly traded company that is in good standing in accordance with requisite laws or such issuance may not then be made in full compliance with all requisite and applicable securities laws and stock exchange rules, then Santa Fe shall reimburse Sandstorm Barbados in respect of such Losses in cash, by wire transfer.

In the event of any dispute between the Parties with respect to this section 3(h), either Party shall have the right to elect to have the matter settled in accordance with the dispute resolution procedures set forth in Article 18.

4.         Term

(a)         The term of this Agreement shall commence on the date of the execution and delivery hereof and subject to Article 9, shall continue until the date that is 40 years after the date hereof (the “Term”).

(b)         Sandstorm Barbados may terminate this Agreement at the end of the Term by providing to Santa Fe Barbados, not less than 90 days, prior to the expiry of the Term, written notice of its intention to terminate (a “Termination Notice”). If Sandstorm Barbados has not delivered a Termination Notice within 90 days prior to the expiry of the Term, then this Agreement shall continue in force for successive ten year periods (each, an “Extended Term”) until the date upon which the Extended Term is terminated in accordance with section 4(c).

(c)         Sandstorm Barbados may terminate an Extended Term by providing to Santa Fe, prior to the end of such Extended Term, written notice of its intention to terminate the Extended Term.

(d)         Notwithstanding the foregoing, if funding of the Upfront Payment does not commence on or before the Funding Date Deadline by reason of the Funding Conditions not having been satisfied then, in such event, Sandstorm Barbados may terminate this Agreement on the provision of ten Business Days notice to Santa Fe and for greater certainty and without limitation, Sandstorm Barbados shall have no obligation whatsoever to advance the Upfront Deposit.

5.	Covenants

5.1	Covenants of Santa Fe, Lordsburg and Santa Fe Barbados

Santa Fe Barbados covenants and agrees (as guaranteed by Santa Fe and Lordsburg) to and in favour of Sandstorm Barbados as follows and acknowledges and agrees that Sandstorm Barbados is relying on such covenants in executing and delivering this Agreement:

(a)         Santa Fe, Lordsburg and/or Santa Fe Barbados shall only use the Deposit to fund capital expenditures which are required to construct and develop the Project and for general and administrative costs associated therewith in a manner that is consistent with the Engineering Report. Notwithstanding the foregoing, Santa Fe, Lordsburg and/or Santa Fe Barbados may make changes to construction plans to improve upon the plans in the Engineering Report and the Deposit may be used to fund any related capital expenditures.

(b)         Santa Fe, Lordsburg and Santa Fe Barbados shall limit spending on all of their properties (other than the Property) to levels as agreed with Sandstorm Barbados in its sole discretion, but acting reasonably, until the Project attains the Commencement of Commercial Production. However, if Santa Fe has raised money over and above what is required to develop the Project and bring the Project to the Commencement of Commercial Production, in the opinion of Sandstorm Barbados, acting reasonably, then Santa Fe, Lordsburg or Santa Fe Barbados may use such funds for any purpose.

(c)         Subject to the provisions of section 5(d), during the Term and the Extended Term Santa Fe, Lordsburg and Santa Fe Barbados and their respective affiliates and subsidiaries shall not enter into any future gold stream agreements or similar agreements that would impact the economics of the Project, including, for greater certainty and without limitation, royalty agreements (but excluding Hedging Arrangements) in respect of Au produced from the Project, without the prior written consent of Sandstorm Barbados.

(d)         Santa Fe, Lordsburg and Santa Fe Barbados shall not permit or allow any of their respective subsidiaries or affiliates that have an interest in the Project or Au produced therefrom to grant any further security over their respective assets or properties that are subject to the Project Charge until Sandstorm Barbados has received the Project Charge Opinion, unless such security permits the grant and registration of the Project Charge as contemplated in this Agreement.

(e)         Santa Fe Barbados shall register the Project Charge within 90 days of the Funding Date and shall deliver the Project Charge Opinion within 90 days after the Funding Date.

(f)         Santa Fe Barbados, acting reasonably, shall cause any future creditors to execute and deliver the Intercreditor Agreement with Sandstorm Barbados prior to placing any security over: (i) the assets of Santa Fe, which relate to the Project; (ii) the interest of Santa Fe in Lordsburg; (iii) the interest of Santa Fe in Santa Fe Barbados; or (iv) the assets of Lordsburg, which relate to the Project.

(g)         Santa Fe shall notify Sandstorm Barbados on a timely basis and in accordance with its monthly reporting procedures as set forth in Article 6, of any material departures from the Engineering Report including cost overruns (if any) as well as any negative, material impact on Au to be produced, either in amount or timing, together with Santa Fe’s plans for rectifying the situation. Notwithstanding the foregoing, material departures from the Engineering Report will be permitted provided that they are improvements to the Project and provided that such departures do not result in Santa Fe no longer having sufficient funds to bring the Project to the Commencement of Commercial Production.

(h)         Santa Fe shall cause to be delivered to Sandstorm Barbados a National Instrument 43-101 technical report in respect of the Project within 40 days after the date of execution and delivery hereof. Sandstorm Barbados shall bear the reasonable costs associated with such report.

5.2         Covenants of Sandstorm and Sandstorm Barbados

Sandstorm covenants and agrees (as guaranteed by Sandstorm Barbados) to and in favour of Santa Fe Barbados as follows and acknowledges and agrees that Santa Fe Barbados is relying on such covenants in executing and delivering this Agreement:

(a)         Forthwith from time to time as requested by Santa Fe, Lordsburg or Santa Fe Barbados, Sandstorm and Sandstorm Barbados shall take all necessary actions, including execution of appropriate agreements, to subordinate its security interest under the Project Charge to any charge granted by Lordsburg that is required to obtain debt financing, provided that Sandstorm Barbados shall only be required to subordinate its security interest if an Intercreditor Agreement is executed and delivered which contains a non-disturbance clause for the benefit of Sandstorm Barbados to the effect, among other things, that if the subsequent creditors realize on their security, they and their transferees and assignees shall maintain in full force and effect and abide by this Agreement. The foregoing non-disturbance clause shall not apply to any court supervised bankruptcy of Lordsburg.

6.         Monthly Reports and Annual Reports

(a)         During the Term and the Extended Term, as the case may be, Santa Fe Barbados shall deliver to Sandstorm Barbados a Monthly Report on or before the seventh Business Day after the last day of each calendar month.

(b)         During the Term and the Extended Term, as the case may be, Santa Fe Barbados shall deliver to Sandstorm Barbados, an Annual Report, on or before 30 days after the last day of each calendar year.

(c)         Sandstorm Barbados shall have the right to dispute an Annual Report in accordance with the provisions of this Article 6. If Sandstorm Barbados disputes an Annual Report:

(i)

Sandstorm Barbados shall notify Santa Fe Barbados in writing within 90 days from the date of delivery of the applicable Annual Report that it disputes the accuracy of that Annual Report (or any part thereof) (the “Audit Dispute Notice”);

(ii)

Sandstorm Barbados and Santa Fe Barbados shall have 60 days from the date the Audit Dispute Notice is delivered by Sandstorm Barbados to resolve the dispute. If Sandstorm Barbados and Santa Fe Barbados have not resolved the dispute within the 60 day period a mutually agreed independent third party expert will be appointed to prepare a report with respect to the dispute in question (the “Expert’s Report”);

(iii)	if the Expert’s Report concludes that the actual number of ounces of Sandstorm Purchased Payable Au varies by two percent or less from the number of ounces of Sandstorm Purchased Payable Au set out in the Annual Report, then the cost of the Expert’s Report shall be borne by Sandstorm Barbados;

(iv)

if the Expert’s Report concludes that the number of ounces of Sandstorm Purchased Payable Au varies by more than two percent from the number of ounces of Sandstorm Purchased Payable Au set out in the Annual Report, then the cost of the Expert’s Report shall be borne by Santa Fe Barbados; and

(v)

if either Sandstorm Barbados or Santa Fe Barbados disputes the Expert’s Report and such dispute is not resolved between the Parties within ten days after the date of delivery of the Expert’s Report, then such dispute shall be resolved by the dispute mechanism procedures set forth in Article 18.

(d)         If Sandstorm Barbados has made an overpayment to Santa Fe Barbados in accordance with the provisions of section 3(c), as determined in accordance with this Article 6, Santa Fe Barbados (as guaranteed by Santa Fe and Lordsburg) shall forthwith refund to Sandstorm Barbados, without setoff, deduction or defalcation, the amount of any such overpayment and until paid, such refund shall bear Default Interest. If Sandstorm Barbados has underpaid Santa Fe Barbados in accordance with the provisions of section 3(c), as determined in accordance with this Article 6, Sandstorm Barbados shall forthwith pay to Santa Fe Barbados, without setoff, deduction or defalcation, the amount of any such underpayment, and until paid, such refund shall bear Default Interest.

(e)         If Santa Fe Barbados does not deliver a (draft or final) Monthly Report or an Annual Report as required pursuant to this Article 6, Sandstorm Barbados shall have the right to perform or to cause its representatives or agents to perform, at the cost and expense of Santa Fe Barbados, an audit of the books and records of Santa Fe, Lordsburg and/or Santa Fe Barbados relevant to the production and delivery of Sandstorm Purchased Payable Au produced during the calendar month or calendar year in question (the "Sandstorm Barbados Audit"). Santa Fe, Lordsburg and Santa Fe Barbados as applicable, shall grant Sandstorm Barbados or its representatives or agents access to all such books and records on a timely basis. In order to exercise this right, Sandstorm Barbados must provide not less than seven days’ written notice to Santa Fe Barbados of its intention to conduct the Sandstorm Barbados Audit. If within seven days of receipt of such notice, Santa Fe Barbados delivers the applicable (draft or final) Monthly Report or Annual Report, as the case may be, then Sandstorm Barbados shall have no right to perform the Sandstorm Barbados Audit. If Santa Fe Barbados delivers the applicable (draft or final) Monthly Report or Annual Report, as the case may be, before the delivery of the Sandstorm Barbados Audit, the applicable (draft or final) Monthly Report or Annual Report, as the case may be, shall be taken as final and conclusive, subject to the rights of Sandstorm Barbados as set forth in section 6(c). Otherwise, absent any manifest or gross error in the Sandstorm Barbados Audit, the

Sandstorm Barbados Audit shall be final and conclusive, subject to the provision of Article 18.

7.         Funding Conditions Satisfaction and Repayment of Cash Advance

(a)         Sandstorm Barbados shall deliver the Upfront Deposit less the amount of the Cash Advance to Santa Fe Barbados on the Funding Date which shall occur no later than the Funding Date Deadline. Notwithstanding the foregoing, if the Upfront Deposit less the amount of the Cash Advance is not delivered to Santa Fe Barbados on or before the Funding Date Deadline by reason of the Funding Conditions not having been satisfied then Sandstorm Barbados may by written notice (the “Funding Termination Notice”) terminate this Agreement and each of the Parties shall be released from all of their obligations hereunder save and except as provided in the applicable provisions of section 7(b), Articles 17, 18, 22, 23 and 24 and Sandstorm Barbados shall have no obligation whatsoever to advance the Upfront Deposit less the amount of the Cash Advance. For greater certainty and without limitation, it is understood and agreed that Sandstorm Barbados shall have the right to waive compliance with any of the Funding Conditions, in its sole and absolute discretion.

*(b)       If the Funding Conditions have not been satisfied on or before the Funding Date and Sandstorm Barbados has sought to terminate this Agreement by delivery of the Funding Termination Notice as set forth in section 7(a): (i) without any further or other act or formality by any Party, the Cash Advance shall become a loan that is due and owing by Santa Fe Barbados to and in favour of Sandstorm Barbados (the “Loan”) without any set-off, deduction or defalcation. The Loan shall mature on the two year anniversary of the date of the execution and delivery of this Agreement by the Parties and shall bear interest at a rate of 10% per annum. Interest on the Loan shall be payable monthly in arrears on the last day of each and every month during the term thereof and shall be payable both before and after default and judgement; and (ii) within three Business Days of the date of the Funding Termination Notice, Santa Fe shall deliver a certificate representing the Warrants to Sandstorm Barbados.

8.         Delivery of Minerals, Payments and Documentation in respect of Offtake

(a)         Commencing as of the Funding Date and during the Term and the Extended Term, Santa Fe Barbados shall deliver and sell to Sandstorm Barbados all Sandstorm Purchased Payable Au to be delivered and sold under this Agreement to a place as specified by Sandstorm Barbados from time to time (the “Place of Delivery”).

(b)         Santa Fe Barbados shall notify Sandstorm Barbados in writing at least one Business Day before any delivery of the number of ounces of Refined Au to be delivered and credited to Sandstorm Barbados and the estimated date and time of delivery.

(c)         Within five Business Days of the end of each calendar month, Santa Fe Barbados shall deliver to Sandstorm Barbados Refined Au in an amount equal to the number of ounces of Sandstorm Purchased Payable Au specified in the Monthly Report for the calendar month most recently ended.

(d)         Delivery of all Refined Au shall be deemed to have been made at the time Refined Au is credited to the Place of Delivery (the “Time of Delivery”).

(e)         Title to and risk of loss of Refined Au shall pass from Santa Fe Barbados to Sandstorm Barbados at the Time of Delivery.

(f)         All Deductions relating to each shipment of Minerals and/or Refined Au and all costs and expenses pertaining to the delivery and credit of Refined Au to the place of delivery shall be borne by Santa Fe Barbados.

(g)         At the Time of Delivery, Santa Fe Barbados shall deliver to Sandstorm Barbados an invoice setting out the number of ounces of Refined Au so credited and the Purchase Price for such Refined Au.

(h)         If Sandstorm Barbados disputes the accuracy of any invoice, it shall notify Santa Fe Barbados within six months from the date of receipt by Sandstorm Barbados of such invoice.

(i)         Sandstorm Barbados shall promptly pay for each shipment of Refined Au and in any event not later than five Business Days after the Time of Delivery and receipt of any invoice for such Refined Au.

(j)         All payments for Refined Au by Sandstorm Barbados to Santa Fe Barbados shall be made in US Dollars and shall be made by wire transfer in immediately available funds to the bank account or accounts designated by Santa Fe Barbados in writing from time to time, without deduction or set-off.

(k)         Any payment for Refined Au not made by Sandstorm Barbados to Santa Fe Barbados on or after the applicable payment date referred to in this Article 8 shall incur Default Interest until such payment is made. If Sandstorm Barbados shall not make an applicable payment for Refined Au in accordance with section 8(i) and such failure shall continue for a period of 30 days, Santa Fe Barbados shall have the right to set off as against future deliveries of Refined Au the amount of any such outstanding payment together with unpaid Default Interest thereon based on the Market Price applicable to the Refined Au being delivered and for which set off applies.

9.         Early Termination

(a)         The Parties (Santa Fe, Lordsburg and Santa Fe Barbados acting as one Party and Sandstorm and Sandstorm Barbados acting as a second Party for the purposes of this section) may terminate this Agreement at any time by mutual written consent.

In addition, Sandstorm Barbados shall have the right to terminate this Agreement, effective upon ten days’ prior written notice to Santa Fe Barbados, if any of the following shall occur (each, a “Santa Fe Barbados Event of Default”):

(i)

Santa Fe, Lordsburg or Santa Fe Barbados defaults in any material respect in the performance of any of their respective covenants or obligations contained in this Agreement or in the Project Charge and such default is not remedied to the reasonable satisfaction of Sandstorm Barbados within 30 days after receipt of written notice of such default by Santa Fe Barbados, or if such default is not capable of rectification within 30 days, Santa Fe, Lordsburg and Santa Fe Barbados have not promptly commenced to rectify the default within such 30 day period, and to thereafter proceed diligently to rectify same;

(ii)

Upon the occurrence of any Insolvency Event affecting Santa Fe, Lordsburg or Santa Fe Barbados, provided that any action under any bankruptcy or insolvency law which is frivolous or vexatious, which is contested by the Party made subject to an Insolvency Event in good faith and which is discharged or dismissed within 60 days from commencement, shall not constitute an Insolvency Event for the purposes of this section; and/or

(iii)

Sandstorm Barbados shall not have received the Project Charge Opinion on or before the 90th day following the Funding Date or such other date as shall be agreed to by Sandstorm Barbados in is sole and unfettered discretion or if the Project Charge has ceased to be valid, binding and enforceable in accordance with its terms and in either such case, the default by Santa Fe, Lordsburg or Santa Fe Barbados is not remedied to the reasonable satisfaction of Sandstorm Barbados within 30 days after written notice to Santa Fe Barbados or if either such default is not capable of rectification within 30 days, Santa Fe, Lordsburg and Santa Fe Barbados have not promptly commenced to rectify either such default within such 30 day period, or to thereafter proceed diligently to rectify same.

For greater certainty and without limitation, Sandstorm Barbados shall have the right to waive one or more Santa Fe Barbados Events of Default, all without prejudice to any and all rights of Sandstorm Barbados with respect to any and all Santa Fe Barbados Events of Default.

(b)         If a Santa Fe Barbados Event of Default occurs and is continuing, in addition to and not in substitution for any other remedies available at law or in equity, Sandstorm Barbados shall have the right, upon written notice to Santa Fe Barbados, at its option, to: (i) demand repayment of the remaining Uncredited Balance (the “Santa Fe Barbados Default Fee”), without interest, at the time of the occurrence of the applicable Santa Fe Barbados Event of Default; and (ii) if the Santa Fe Barbados Event of Default results from the failure of Santa Fe Barbados to sell Sandstorm Purchased Payable Au to Sandstorm Barbados as contemplated by Article 2 of this Agreement and to deliver Sandstorm Purchased Payable Au to Sandstorm Barbados as contemplated by Article 8, Sandstorm Barbados shall have the right to seek damages in excess of the Uncredited Balance. Upon demand from Sandstorm Barbados, which demand shall include a calculation of the Santa Fe Barbados Default Fee, Santa Fe Barbados (as guaranteed by Santa Fe and Lordsburg) shall promptly pay the Santa Fe Default Fee in cash by wire transfer, in immediately available funds, to a bank account designated by Sandstorm Barbados. For greater certainty and without limitation, in the event Santa Fe Barbados is required to pay the Santa Fe Barbados Default Fee to Sandstorm Barbados, the provisions set forth in section 3(e) requiring the refund of the Uncredited Balance will no longer be applicable.

(c)         The Parties hereby acknowledge that: (i) Sandstorm Barbados will be damaged by a Santa Fe Barbados Event of Default; and (ii) any sums payable or retainable pursuant to this Article 9 are in the nature of liquidated damages, not a penalty and are fair and reasonable.

(d)         If Sandstorm Barbados elects to demand payment of the Santa Fe Barbados Default Fee and/or damages pursuant to paragraph (c) of this section, this Agreement shall be deemed terminated upon the payment by or on behalf of Santa Fe Barbados or the Santa Fe Barbados Default Fee and/or the applicable damages.

(e)         Termination of this Agreement under this Article shall not terminate any payment or delivery obligation hereunder that arose prior to the time of termination.

10.       Offtake Agreements

(a)         Each Offtake Agreement shall be on arm’s length commercial terms, consistent with normal industry standards and practice in the United States. Santa Fe shall promptly disclose to Sandstorm Barbados the terms of any such agreements and any amendments to the material terms and conditions of any Offtake Agreements that may affect Sandstorm Barbados. The payable factor used in calculating payable Au in any concentrate or directly shipped ore shall be the greater of: (i) the actual payable factor used by the Offtaker; and (ii) 80%.

(b)         Santa Fe Barbados hereby agrees to indemnify and hold Sandstorm Barbados and its directors, officers and employees harmless from and against any and all Losses incurred or suffered by any of them arising out of or in connection with or related to any breach or default of this Article 10. This section shall survive the termination of this Agreement.

11.        Guarantees

(a)         Guarantee of Santa Fe Barbados Obligations by Santa Fe and Lordsburg

(i)

Santa Fe and Lordsburg hereby jointly and severally absolutely, unconditionally and irrevocably guarantee the prompt and complete observance and performance of all the terms, covenants, conditions and provisions to be observed or performed by Santa Fe Barbados pursuant to this Agreement (collectively, the “Santa Fe Barbados Guaranteed Obligations”). Santa Fe and Lordsburg shall jointly and severally perform such terms, covenants, conditions and provisions upon the default or non- performance thereof by Santa Fe Barbados.

(ii)

Santa Fe and Lordsburg shall jointly and severally indemnify and save Sandstorm Barbados and its directors, officers and employees harmless from and against any and all Losses incurred or suffered by any of them arising out of or in connection with or related to any breach or default of this section. This section 11(a)(ii) shall survive the termination of this Agreement.

(iii)

Subject to the provisions of section 11(a)(iv) and 15, Santa Fe and Lordsburg shall not Transfer all or any part of their respective obligations set forth in this section without the prior written consent of Sandstorm Barbados, such consent not to be unreasonably withheld.

(iv)

Neither Santa Fe nor Lordsburg shall consolidate, amalgamate with, or merge with or into, or transfer all or substantially all their respective assets to, or reorganize, reincorporate or reconstitute into or as another entity unless, at the time of such consolidation, amalgamation, merger, reorganization, reincorporation, reconstitution or Transfer, the resulting, surviving or transferee entity agrees to assume in favour of Sandstorm Barbados all the obligations of Santa Fe and Lordsburg under this Agreement and unless in the opinion of Sandstorm Barbados, acting reasonably, such entity has the financial operational and technical capability to observe and perform the covenants, agreements and obligations of Santa Fe and Lordsburg under this Agreement.

(v)

The obligations of Santa Fe and Lordsburg under this section (collectively, the “Santa Fe Guaranteed Obligations”) are continuing, unconditional and absolute and without limitation, will not be released, discharged, limited or otherwise affected by (and Santa Fe and Lordsburg hereby jointly and severally consent to or waive, as applicable, to the fullest extent permitted by applicable law):

(1) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any of the Santa Fe Guaranteed Obligations, security, person or otherwise;

(2) any modification or amendment of or supplement to the Santa Fe Guaranteed Obligations, including any increase or decrease in the amounts payable thereunder;

(3) any release, non-perfection or invalidity of any direct or indirect security for any of the Santa Fe Guaranteed Obligations;

(4) any winding-up, dissolution, insolvency, bankruptcy, reorganization or other similar proceeding affecting Santa Fe Barbados;

(5) the existence of any claim, set-off or other rights which Santa Fe or Lordsburg may have at any time against Santa Fe Barbados, Sandstorm or Sandstorm Barbados;

(6) any invalidity, illegality or unenforceability relating to or against Santa Fe Barbados or any provision of applicable law or regulation purporting to prohibit the payment by Santa Fe or Lordsburg of any amount in respect of the Santa Fe Guaranteed Obligations;

(7) any limitation, postponement, prohibition, subordination or other restriction on the rights of Sandstorm Barbados to payment of the Santa Fe Guaranteed Obligations (except for any postponements contemplated by this Agreement);

(8) any release, substitution or addition of any co-signer, endorser or other guarantor of the Santa Fe Guaranteed Obligations;

(9) any defence arising by reason of any failure of Sandstorm Barbados to make any presentment, demand for performance, notice of non-performance, protest or any other notice, including notice of acceptance of this Agreement, partial payment or non-payment of any of the Santa Fe Guaranteed Obligations or the existence, creation or incurring of new or additional Santa Fe Guaranteed Obligations;

(10) any defence arising by reason of any failure of Sandstorm Barbados to proceed against Santa Fe Barbados or any other person, to proceed against, apply or exhaust any security held from Santa Fe Barbados or any other person for the Santa Fe Guaranteed Obligations, to proceed against, apply or exhaust any security held from Santa Fe Barbados or any other person for the Santa Fe Guaranteed Obligations or to pursue any other remedy in the power of Sandstorm Barbados whatsoever;

(11) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation;

(12) any defence arising by reason of any incapacity, lack of authority or other defence of Santa Fe Barbados or any other person, or by reason of the cessation from any cause whatsoever of the liability of Santa Fe Barbados or any other person in respect of any of the Santa Fe Guaranteed Obligations except as a result of the payment in full of the Santa Fe Guaranteed Obligations or by reason of any act or omission of Sandstorm Barbados or others which directly or indirectly results in the discharge or release of Santa Fe Barbados or any other person or all or any part of the Santa Fe Guaranteed Obligations or any security or guarantee therefor, whether by contract, operation of law or otherwise;

(13) any defence arising by reason of any failure by Sandstorm Barbados to obtain, perfect or maintain a perfected or prior (or any) security interest or Encumbrance upon any property of Santa Fe Barbados or any other person, or by reason of any interest of Sandstorm Barbados in any property, whether as owner thereof or the holder of a security interest or Encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by Sandstorm Barbados of any right to recourse or collateral;

(14) any defence arising by reason of the failure of Sandstorm Barbados to marshal any property;

(15) any dealing whatsoever with Santa Fe Barbados;

(16) any defence based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Santa Fe Barbados or any other person, including any discharge of, or bar against collecting, any of the Santa Fe Guaranteed Obligations, in or as a result of any such proceeding; or

(17) any other act or omission to act or delay of any kind by Santa Fe Barbados, Sandstorm Barbados or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this subsection (v), constitute a legal or equitable discharge, limitation or reduction of the obligations of Santa Fe or Lordsburg hereunder (other than the payment or performance in full of all of the Santa Fe Guaranteed Obligations).

To the extent permitted by applicable law, the foregoing provisions of this subsection (v) apply (and the waivers set out therein will be effective) even if the effect of any action (or failure to take action) by Sandstorm Barbados is to destroy or diminish any subrogation rights of Santa Fe or Lordsburg or any rights of Santa Fe or Lordsburg to proceed against Sandstorm

Barbados for reimbursement or to recover any contribution from any other guarantor or any other right or remedy of Santa Fe or Lordsburg.

(vi)

Sandstorm Barbados shall not be bound to exhaust its recourse against Santa Fe Barbados or any other persons or to realize on any securities it may hold in respect of the Santa Fe Guaranteed Obligations before being entitled to payment or performance from Santa Fe or Lordsburg under this section and Santa Fe and Lordsburg hereby renounce all benefits of discussion and division.

(b)         Guarantee of Sandstorm Barbados’ Obligations by Sandstorm

(i)

Sandstorm hereby absolutely, unconditionally and irrevocably guarantees the prompt and complete observance and performance of all the terms, covenants, conditions and provisions to be observed or performed by Sandstorm Barbados pursuant to this Agreement. Sandstorm shall perform such terms, covenants, conditions and provisions upon the default or non-performance thereof by Sandstorm Barbados.

(ii)

The obligations of Sandstorm under this section (collectively, the “Sandstorm Barbados Guaranteed Obligations”) are continuing, unconditional and absolute and without limitation, will not be released, discharged, limited or otherwise affected by (and Sandstorm hereby consents to or waives, as applicable, to the fullest extent permitted by applicable law):

(1) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any of the Sandstorm Barbados Guaranteed Obligations, security, person or otherwise;

(2) any modification or amendment of or supplement to the Sandstorm Barbados Guaranteed Obligations, including any increase or decrease in the amounts payable thereunder;

(3) any release, non-perfection or invalidity of any direct or indirect security for any of the Sandstorm Barbados Guaranteed Obligations;

(4) any winding-up, dissolution, insolvency, bankruptcy, reorganization or other similar proceedings affecting Sandstorm Barbados;

(5) the existence of any claim, set-off or other rights which Sandstorm may have at any time against Santa Fe Barbados, Santa Fe or Sandstorm Barbados;

(6) any invalidity, illegality or unenforceability relating to or against Sandstorm Barbados or any provision of applicable law or regulation purporting to prohibit the payment by Sandstorm of any amount in respect of the Sandstorm Barbados Guaranteed Obligations;

(7) any limitation, postponement, prohibition, subordination or other restriction on the rights of Santa Fe Barbados to payment of the Sandstorm Barbados Guaranteed Obligations (except for any postponements contemplated by this Agreement);

(8) any release, substitution or addition of any co-signer, endorser or other guarantor of the Sandstorm Barbados Guaranteed Obligations;

(9) any defence arising by reason of any failure of Santa Fe Barbados to make any presentment, demand for performance, notice of non-performance, protest or any other notice, including notice of acceptance of this Agreement, partial payment or non-payment of any of the Sandstorm Barbados Guaranteed Obligations or the existence, creation or incurring of new or additional Sandstorm Barbados Guaranteed Obligations;

(10) any defence arising by reason of any failure of Santa Fe Barbados to proceed against Sandstorm Barbados or any other person or to pursue any other remedy in the power of Santa Fe Barbados whatsoever;

(11) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation;

(12) any defence arising by reason of any incapacity, lack of authority or other defence of Sandstorm Barbados or any other person, or by reason of the cessation from any cause whatsoever of the liability of Sandstorm or any other person in respect of any Sandstorm Barbados Guaranteed Obligations except as a result of the payment in full of the Sandstorm Barbados Guaranteed Obligations or by reason of any act or omission of Santa Fe Barbados or others which directly or indirectly results in the discharge or release of Sandstorm Barbados or any other person or all or any part of the Sandstorm Barbados Guaranteed Obligations or any security or guarantee therefor, whether by contract, operation of law or otherwise;

(13) any dealing whatsoever with Sandstorm Barbados;

(14) any defence based upon or arising out of any bankruptcy, insolvency,reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Sandstorm Barbados or any other person, including any discharge of, or bar against collecting, any of the Sandstorm Barbados Guaranteed Obligations, in or as a result of any such proceeding; or

(15) any other act or omission to act or delay of any kind by Sandstorm Barbados or Santa Fe Barbados or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this subsection (ii), constitute a legal or equitable discharge, limitation or reduction of the obligations of Sandstorm hereunder (other than the payment or performance in full of all of the Sandstorm Barbados Guaranteed Obligations).

To the extent permitted by applicable law, the foregoing provisions of this subsection (ii) apply (and the waivers set out therein will be effective) even if the effect of any action (or failure to take action) by Santa Fe Barbados is to destroy or diminish any subrogation rights of Sandstorm Barbados or any rights of Sandstorm Barbados to proceed against Santa Fe Barbados for reimbursement or to recover any contribution from any other guarantor or any other right or remedy of Sandstorm Barbados.

(iii)

Santa Fe Barbados shall not be bound to exhaust its recourse against Sandstorm Barbados or any other persons or to realize on any securities it may hold in respect of the Sandstorm Barbados Guaranteed Obligations before being entitled to payment or performance from Sandstorm under this section and Sandstorm hereby renounces all benefits of discussion and division.

12.      Books; Records; Inspections

Santa Fe, Lordsburg and Santa Fe Barbados shall keep true, complete and accurate books and records of all material operations and activities with respect to the Project, including the processing of Minerals therefrom, where applicable, prepared in accordance with the Accounting Principles, consistently applied. Subject to the confidentiality provisions of this Agreement and in addition to the provisions of section 6(e), Sandstorm Barbados and its authorized representatives shall be entitled to perform audits or other reviews and examinations of the books and records of Santa Fe, Lordsburg and Santa Fe Barbados relevant to the delivery of Sandstorm Purchased Payable Au pursuant to this Agreement during the Term or the Extended Term, as the case may be, to confirm compliance by Santa Fe Barbados with the terms of this Agreement. Sandstorm Barbados shall diligently complete any audit or other examination permitted hereunder. For greater certainty and without limitation, Sandstorm Barbados shall have access to all documents provided by the Offtaker to Lordsburg or by Lordsburg to an Offtaker, as contemplated under the Offtake Agreements or which otherwise relate to the Au produced from the Project vis a vis the Offtaker and that are, in any manner, relevant to the calculation of Sandstorm Purchased Payable Au or the delivery and credit in respect thereof, in each instance.

All costs and expenses of any audit or other examination permitted in this section shall be paid by Sandstorm Barbados, unless the results of such audit or other examination permitted in this section, disclose a discrepancy in calculations made by Santa Fe Barbados of equal to or greater than five percent, in which event the reasonable costs of such audit or other examination shall be paid by Santa Fe Barbados.

13.       Conduct of Mining Operations, etc.

(a)         All decisions concerning methods, the extent, times, procedures and techniques of any exploration, development and mining operations related to the Project shall be made by Lordsburg in its sole and absolute discretion.

(b)         Sandstorm Barbados has no contractual rights relating to the development or operation of any of the operations of Lordsburg, including without limitation, the Project or any of its properties and, except as provided herein, Sandstorm Barbados shall not be required to contribute to any capital or expenditures in respect of operations at the Project. Except as provided in this Agreement and the Project Charge, Sandstorm Barbados has no right, title or interest in and to the Project.

(c)         Sandstorm Barbados is not entitled to any form or type of compensation or payment from Santa Fe Barbados if Santa Fe Barbados discontinues or ceases operations from the Project save and except as provided in Article 3. Save and except as provided in Article 3, this Agreement shall in no way be construed or considered a guarantee as to the delivery of any amount of Sandstorm Purchased Payable Au, as the case may be, on an annual basis or over the life of the Project.

(d)         Lordsburg shall perform or cause to be performed all processing operations and activities in respect of the Project in a commercially prudent manner and in accordance with good processing, engineering and environmental practices prevailing in the industry.

(e)         At reasonable times and with Santa Fe Barbados’ prior consent (which shall not be unreasonably withheld or delayed), at the sole risk and expense of Sandstorm Barbados, Sandstorm Barbados shall have a right of access by its representatives to the Property and any mill, smelter, concentrator or other processing facility owned or operated by Santa Fe, Lordsburg and/or Santa Fe Barbados and/or their respective affiliates and that is to process Minerals produced from the Project, for the purpose of enabling Sandstorm Barbados to monitor compliance by Santa Fe Barbados with the terms of this Agreement and to prepare technical reports on the Project in compliance with National Instrument 43-101.

(f)         Santa Fe, Lordsburg and Santa Fe Barbados will cooperate with and will allow Sandstorm Barbados access to technical information pertaining to the Project to permit Sandstorm to prepare technical reports on the Project in accordance with National Instrument 43-101 or to comply with Sandstorm’s disclosure obligations under applicable Canadian and/or US securities laws and/or stock exchange rules and policies, provided that: (i) no technical reports will be prepared by or for Sandstorm on any portion of the Project for which Santa Fe has not prepared a technical report; (ii) to the extent permitted by law, Sandstorm will use the same report writer as Santa Fe to prepare all technical reports that Sandstorm is required to prepare and to use the same reports as Santa Fe (re-addressed to Sandstorm); and (iii) if Sandstorm is unable to use the same report writer as Santa Fe to prepare a required technical report, it will choose a Person to write the technical report that is acceptable to Santa Fe, acting reasonably, and Sandstorm will not finalize the technical report until Santa Fe has been provided with a reasonable opportunity to comment on the contents of the technical report and Sandstorm will act in good faith and will use its best efforts to incorporate Santa Fe Barbados’ comments into the technical report to the extent Santa Fe Barbados’ comments are made to conform the technical report with the existing disclosure of Santa Fe. Santa Fe Barbados will promptly deliver to Sandstorm any updated National Instrument 43-101 reports or mineral reserve and mineral resource estimates produced that pertain to the Project.

(g)         Lordsburg shall ensure that all Au is produced from the Project in a prompt and timely manner consistent with sound mining practices. If Lordsburg wishes to commingle the Minerals produced from the Project with other Minerals, the same shall be subject to the prior approval of Sandstorm Barbados, acting reasonably, provided that Sandstorm Barbados is satisfied, acting reasonably, that it shall not be disadvantaged as a result of such commingling and further provided that a method is agreed upon by Sandstorm Barbados and Lordsburg to determine the quantum of Au produced from the Project.

(h)         Santa Fe, Lordsburg and Santa Fe Barbados shall at all times during the Term and the Extended Term, as the case may be, do and cause to be done all things necessary to maintain their respective corporate existence. Lordsburg shall at all times during the Term and the Extended Term, as the case may be, do all things necessary to maintain the Project in good standing including paying all taxes owing in respect thereof. For greater certainty and without limitation, Santa Fe, Lordsburg and Santa Fe Barbados shall pay all taxes in the United States relating to the transaction of purchase and sale contemplated in this Agreement, including any withholding taxes, if any, that may be applicable. During the Term and the Extended Term, as the case may be, Lordsburg shall not abandon any of the claims, leases, lands or tenements forming a part of the Project unless Lordsburg provides evidence satisfactory to Sandstorm Barbados, acting reasonably, that it is not economical, as at the date of determination, to produce Minerals from such claims, leases, lands or tenements.

14.       Right of Offer

Santa Fe, Lordsburg and Santa Fe Barbados for and on behalf of themselves and each of their respective subsidiaries and affiliates, do hereby grant to and in favour of Sandstorm Barbados, a right of offer with respect to the sale of Au production as and by way of a gold stream agreement from any property other than the Property proposed to be entered into by any of them, excluding any Hedging Arrangements. If Santa Fe,

Lordsburg and Santa Fe Barbados or their respective subsidiaries and affiliates seek to develop a mine on any property (other than the Property) and seek to enter into any such arrangements with respect to the sale of Au production, they shall advise Sandstorm Barbados. If Sandstorm Barbados is interested in purchasing any of such Au production, then Sandstorm Barbados shall have 30 days after receipt of the aforesaid notice to make a written offer with respect to the purchase of the applicable Au production. Any such offer received by Santa Fe, Lordsburg or Santa Fe Barbados within the 30 day period will be presented to the management and board of directors of Santa Fe but Santa Fe, Lordsburg and Santa Fe Barbados shall be under no obligation to consummate any agreement with respect to Au production with Sandstorm Barbados.

15.       Restricted Transfer Rights of Santa Fe, Lordsburg and Santa Fe Barbados

During the Term or the Extended Term, as the case may be, Santa Fe, Lordsburg and/or Santa Fe Barbados may not Transfer, in whole or in part: (i) the Project; (ii) their rights and obligations under this Agreement; or (iii) with respect to Santa Fe, the shares in the capital of Lordsburg or Santa Fe Barbados; in each case, unless the following conditions are satisfied and upon such conditions being satisfied in respect of such Transfer, each of Santa Fe, Lordsburg and Santa Fe Barbados (as contemplated in section 11(a)(iii)) shall be released from their respective obligations under this Article:

(i)	Santa Fe, Lordsburg and/or Santa Fe Barbados shall provide Sandstorm Barbados with at least ten Business Days prior written notice of their intent to Transfer;

(ii)

any purchaser, merged company, transferee or assignee shall have, in the opinion of Sandstorm Barbados, acting reasonably, the financial, operational and technical capability to observe and perform the covenants, agreements and obligations of Santa Fe, Lordsburg and Santa Fe Barbados on a consolidated basis under this Agreement;

(iii)	any purchaser, merged company, transferee or assignee agrees in writing in favour of Sandstorm Barbados to be bound by the terms of this Agreement, including without limitation, this section; and

(iv)

any transferee that is a mortgagee, chargeholder or encumbrancer undertakes to obtain an agreement in writing in favour of Sandstorm Barbados from any subsequent purchaser or transferee of such mortgagee, chargeholder or encumbrancer that such subsequent mortgagee, chargeholder or encumbrancer will be bound by the terms of this Agreement and the Project Charge, as applicable and to the extent possible.

For greater certainty and without limitation in the event that, in the opinion of Sandstorm Barbados, acting reasonably, any purchaser, transferee or assignee (other than a purchaser, transferee or assignee of a mortgagee, chargeholder or encumbrancer) does not have the financial, operational and technical capability to observe and perform the covenants, agreements and obligations of Santa Fe, Lordsburg and Santa Fe Barbados on a consolidated basis under this Agreement, Santa Fe, Lordsburg and/or Santa Fe Barbados may not complete the transfer.

Notwithstanding the foregoing, at all times throughout the Term or the Extended Term, as the case may be, Santa Fe Barbados shall have the right to assign its rights and obligations under this Agreement, to a company that is also a wholly-owned subsidiary or affiliate of Santa Fe (so long as such company remains a wholly-owned subsidiary of Santa Fe throughout the Term or the Extended Term, as the case may be) provided that no such assignment shall release Santa Fe and Santa Fe Barbados from their respective obligations hereunder.

16.       Transfer Rights of Sandstorm Barbados

During the Term or Extended Term, as the case may be, Sandstorm Barbados shall have the right to Transfer, in whole or in part, its rights and obligations under this Agreement, except the right of offer under Article 14, upon the provision of ten Business Days prior written notice to Santa Fe Barbados together with an executed assignment and assumption agreement of the Person to whom such rights and obligations are Transferred, whereupon Sandstorm Barbados and Sandstorm shall be released from their respective obligations under this Agreement.

17.       Confidentiality

(a)         Subject to section 17(b), none of Sandstorm and Sandstorm Barbados nor Santa Fe Barbados, Lordsburg and Santa Fe (Sandstorm and Sandstorm Barbados acting as one Party for the purposes of this section and Santa Fe Barbados, Lordsburg and Santa Fe acting as a second Party for the purposes of this section) shall, without the express written consent of the other Party, disclose any non-public information in respect of the terms of this Agreement or otherwise received under or in connection with this Agreement or in respect of the Project, other than to its respective directors, employees, agents, bankers and/or consultants and/or requisite regulatory authorities in connection with the procurement of consents and approvals contemplated hereunder and neither Party shall issue any press releases concerning the terms of this Agreement without the consent of the other Party, after the other Party has first reviewed the terms of such press release. Each Party agrees to reveal such information only to its respective directors, employees, agents, bankers and/or consultants who need to know, who are informed of the confidential nature of the information and who agree to be bound by the terms of this Article 17. In addition, neither Party shall use any such information for its own use or benefit except for the purpose of enforcing its rights under this Agreement.

(b)         Notwithstanding the foregoing: (i) Sandstorm shall be entitled to file a copy of this Agreement under its profile on the System for Electronic Document Analysis and Recovery (SEDAR) and Santa Fe shall be entitled to file a copy of this Agreement with the U.S. Securities and Exchange Commission in such other location(s) and manner(s)

as may be required by applicable securities laws (subject to such redactions as may be mutually agreed to by the Parties, such mutual agreement to be procured within five Business Days of the execution and delivery of this Agreement); (ii) each Party may disclose information obtained under this Agreement if required to do so for compliance with applicable laws, rules, regulations or orders of any governmental authority or stock exchange having jurisdiction over such Party or to allow a current or potential bona fide provider of finance to conduct due diligence provided that the other Party shall be given the right to review and object to the data or information to be disclosed prior to any public release subject to any reasonable changes proposed by such other Party; and (iii) each Party may disclose information for the purposes of any arbitration proceeding commenced under Article 18 of this Agreement.

18.       Arbitration

In the event of a dispute in relation to this Agreement, including without limitation, the existence, validity, performance, breach or termination hereof or any matter arising hereunder, including whether any matter is subject to arbitration, the Parties agree to negotiate diligently and in good faith in an attempt to resolve such dispute. For the purposes of this section Sandstorm and Sandstorm Barbados act as one Party and Santa Fe Barbados, Lordsburg and Santa Fe act as a second Party.

Failing resolution satisfactory to either Party, within ten days of the time frame specified herein or if no time frame is specified within ten days of the delivery of notice by either Party of said dispute, either Party may request that the dispute be resolved by binding arbitration, conducted in English, in Vancouver, British Columbia, pursuant to the rules of the British Columbia International Commercial Centre (the “BCICAC”). The appointing authority shall be the BCICAC and the case shall be administered by the BCICAC in accordance with its International Commercial Arbitration Rules of Procedure, subject to the following:

(a)         To demand arbitration either Party (the “Demanding Party”) shall give written notice (the “Dispute Notice”) to the other Party (the “Responding Party”), which Dispute Notice shall toll the running of any applicable limitations of actions by law or under this Agreement. The Dispute Notice shall specify the nature of the allegation and issues in dispute, the amount or value involved (if applicable) and the remedy requested. Within 15 Business Days of receipt of the Dispute Notice, the Responding Party shall answer the demand in writing, responding to the allegations and issues that are disputed.

(b)         The Demanding Party and the Responding Party shall mutually agree upon one single qualified arbitrator within seven Business Days of the Responding Party’s answer, failing which each of the Demanding Party and the Responding Party shall select one qualified arbitrator within five Business Days of the Responding Party’s answer. Each arbitrator shall be a disinterested person qualified by experience to hear and determine the issues to be arbitrated. The arbitrator(s) so chosen shall select a neutral arbitrator within five Business Days of their selection.

(c)           No later than 15 Business Days after hearing the representations and evidence of the Parties, the arbitrator(s) shall make their majority determination in writing and shall deliver one copy to each of the Parties. The written decision of the arbitrator(s) shall be final and binding upon the Parties in respect of all matters relating to the arbitration, the procedure, the conduct of the Parties during the proceedings and the final determination of the issues in the arbitration. There shall be no appeal from the determination of the arbitrator(s) to any court. The decision rendered by the arbitrator(s) may be entered into any court for enforcement purposes.

(d)           The arbitrator(s) may determine all questions of law and jurisdiction (including questions as to whether or not a dispute is arbitratable) and all matters of procedure relating to the arbitration.

(e)           A dispute of the Parties shall not constitute an Act of God or Force Majeure.

(f)           The arbitrator(s) shall have the right to grant legal and equitable relief and to award costs (including legal fees and the costs of arbitration) and interest. The costs of any arbitration shall be borne by the Parties in the manner specified by the arbitrator(s) in their majority determination, if applicable. The arbitrator(s) may make an interim order, including injunctive relief and other provisional, protective or conservatory measures, as well as orders seeking assistance from a court in taking or compelling evidence or preserving and producing documents regarding the subject matter of the dispute.

(g)           All papers, notices or process pertaining to an arbitration hereunder may be served on a Party as provided in this Agreement.

(h)           The Parties agree to treat as confidential information, in accordance with the provisions of Article 17, the following: the existence of the arbitral proceedings; written notices, pleadings and correspondence in relation to the arbitration; reports, summaries, witness statements and other documents prepared in respect of the arbitration; documents exchanged for the purposes of the arbitration; and the contents of any award or ruling made in respect of the arbitration. Notwithstanding the foregoing part of this section, a Party may disclose such confidential information in judicial proceedings to enforce, nullify, modify or correct an award or ruling and as permitted under Article 18.

19.         Representations and Warranties of Sandstorm and Sandstorm Barbados

Sandstorm and Sandstorm Barbados, acknowledging that Santa Fe, Lordsburg and Santa Fe Barbados are entering into this Agreement in reliance thereon, hereby jointly and severally represent and warrant to Santa Fe, Lordsburg and Santa Fe Barbados as follows:

(a)           Each of Sandstorm and Sandstorm Barbados is a corporation duly and validly existing under the laws of its governing jurisdiction and each of Sandstorm and

Sandstorm Barbados is up to date in respect of all filings required by law or by any governmental authority.

(b)           Each of Sandstorm and Sandstorm Barbados has the requisite corporate power and capacity to enter into this Agreement and to perform its respective obligations hereunder. Each of Sandstorm and Sandstorm Barbados has received all requisite board of director approvals with respect to the execution and delivery of this Agreement. Sandstorm owns all of the issued and outstanding shares of Sandstorm Barbados.

(c)           This Agreement has been duly and validly executed and delivered by each of Sandstorm and Sandstorm Barbados and constitutes a legal, valid and binding obligation of each of Sandstorm and Sandstorm Barbados enforceable against each of Sandstorm and Sandstorm Barbados in accordance with its terms.

(d)           Neither Sandstorm nor Sandstorm Barbados has made an assignment for the benefit of creditors, nor is either Sandstorm or Sandstorm Barbados the voluntary or involuntary subject of any proceedings under any bankruptcy or insolvency law, no receiver or receiver/manager has been appointed for all or any substantial part of the properties or business of Sandstorm or Sandstorm Barbados and their respective corporate existence has not been terminated by voluntary or involuntary dissolution or winding up (other than by way of amalgamation or reorganization) and neither Sandstorm nor Sandstorm Barbados is now aware of any circumstance which, with notice or the passage of time, or both, would give rise to any of the foregoing.

(e)           Sandstorm is in compliance in all material respects with the rules, policies and regulations of the TSX-V.

(f)           Sandstorm has filed all documents required to be filed by it under all applicable securities laws in connection with its status as a public company and the policies of the TSX-V, and such documents as of the date they were filed, comply in all material respects with requisite securities laws, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

(g)           This Agreement and the exercise of the rights and performance of the respective obligations of Sandstorm and Sandstorm Barbados hereunder do not and will not: (i) conflict with any agreement, mortgage, bond or other instrument to which either Sandstorm or Sandstorm Barbados is a party or which is binding on their respective assets; (ii) conflict with their respective constating or constitutive documents; or (iii) conflict with or violate any applicable law.

(h)           No regulatory or third party consents or approvals are required to be obtained by Sandstorm or Sandstorm Barbados in connection with the execution and delivery or the performance by either of them of this Agreement or the transactions contemplated hereby other than have been obtained by Sandstorm and/or Sandstorm Barbados.

20.         Representations and Warranties of Santa Fe, Lordsburg and Santa Fe Barbados

Santa Fe, Lordsburg and Santa Fe Barbados, acknowledging that Sandstorm Barbados and Sandstorm are entering into this Agreement in reliance thereon, hereby jointly and severally represent and warrant to Sandstorm and Sandstorm Barbados as follows:

(a)           Each of Santa Fe, Lordsburg and Santa Fe Barbados is a corporation duly and validly existing under the laws of its governing jurisdiction and each of Santa Fe, Lordsburg and Santa Fe Barbados is up to date in respect of all filings required by law or by any governmental authority.

(b)           Each of Santa Fe, Lordsburg and Santa Fe Barbados has the requisite corporate power and capacity to enter into this Agreement and to perform its respective obligations hereunder. Each of Santa Fe, Lordsburg and Santa Fe Barbados has received all requisite board of director approvals with respect to the execution and delivery of this Agreement. Santa Fe owns all of the issued and outstanding shares of each of Lordsburg and Santa Fe Barbados.

(c)           This Agreement has been duly and validly executed and delivered by each of Santa Fe, Lordsburg and Santa Fe Barbados and constitutes a legal, valid and binding obligation of each of Santa Fe, Lordsburg and Santa Fe Barbados enforceable against each of Santa Fe, Lordsburg and Santa Fe Barbados in accordance with its terms.

(d)           This Agreement and the exercise of the rights and performance of the respective obligations of Santa Fe, Lordsburg and Santa Fe Barbados hereunder do not and will not; (i) conflict with any agreement, mortgage, bond or other instrument to which any of Santa Fe, Lordsburg and/or Santa Fe Barbados is a party or which is binding on their respective assets; (ii) conflict with their respective constating or constitutive documents; or (iii) conflict with or violate any applicable law.

(e)           Other than as specified in this Agreement, no regulatory or third party consents or approvals are required to be obtained by Santa Fe, Lordsburg and/or Santa Fe Barbados in connection with the execution and delivery or the performance by any of them of this Agreement or the transactions contemplated hereby.

(f)           None of Santa Fe, Lordsburg nor Santa Fe Barbados has made an assignment for the benefit of creditors nor is any of Santa Fe, Lordsburg or Santa Fe Barbados the voluntary or involuntary subject of any proceedings under any bankruptcy or insolvency law; no receiver or receiver/manager has been appointed for all or any substantial part of its respective properties or business and its respective corporate existence has not been terminated by voluntary or involuntary dissolution or winding up (other than by way of amalgamation or reorganization) and none of Santa Fe, Lordsburg nor Santa Fe Barbados are now aware of any circumstance which, with notice or the passage of time, or both, would give rise to any of the foregoing.

(g)           Except as disclosed in Schedule 20.1(g), no person has any agreement, option, right of first refusal or right, title or interest or right capable of becoming an agreement, option, right of first refusal or right, title or interest, in or to the Project or any of the Au therein, thereon or thereunder or derived therefrom or any shares of Lordsburg or Santa Fe Barbados.

(h)           Except as disclosed in Schedule 20.1(h), Lordsburg has all necessary corporate power to own the mining rights forming a part of the Property and to commence mining the Project, Lordsburg is in material compliance with all material applicable laws and licences, registrations, permits, consents and qualifications to which the mining rights are subject. Lordsburg will use commercially reasonable efforts to maintain all material permits necessary to commence mining the Project.

(i)           Except as disclosed in Schedule 20.1(i), Lordsburg has sufficient right, title or interest in and to the Property including without limitation, access rights thereto, in order to attain the Commencement of Commercial Production and to produce payable Au.

(j)           At the Time of Delivery, Santa Fe Barbados will have and will deliver to Sandstorm Barbados during the Term and the Extended Term, as the case may be, an undivided 100% legal and beneficial good, valid, marketable and exclusive ownership of and title in and to, and actual and exclusive possession of Sandstorm Purchased Payable Au, free and clear of any and all Encumbrances.

(k)           Since January 1, 2009, no Material Adverse Change has occurred with respect to the Project.

(l)           Each of Santa Fe, Lordsburg and Santa Fe Barbados has made available to Sandstorm Barbados all material information in their respective control or possession with respect to the Property and the Project and all corporate matters pertaining to Santa Fe, Lordsburg and Santa Fe Barbados, as requested by Sandstorm Barbados.

21.         Project Charge

To the extent necessary, Santa Fe, Lordsburg and Santa Fe Barbados shall provide their written consent or signature to any documents or things necessary to accomplish such registration, recordation and notice with respect to the Project Charge. Subject to section 5.2(a), none of Santa Fe, Lordsburg nor Santa Fe Barbados shall amend, supplement, waive, restate, supersede, terminate, cancel or release or otherwise consent to a departure from the provisions of the Project Charge without the prior written consent of Sandstorm Barbados, such consent not to be unreasonably withheld.

22.         Indemnity of Sandstorm Barbados

Sandstorm and Sandstorm Barbados jointly and severally agree to indemnify and save harmless Santa Fe, Lordsburg and Santa Fe Barbados, without duplication, and their respective directors, officers, employees and agents from and against any and all actual Losses suffered or incurred by them that arise out of or relate to any failure of Sandstorm Barbados to timely and fully perform or cause to be performed all of the covenants and obligations to be observed or performed by Sandstorm Barbados pursuant to this Agreement. This clause shall survive termination of this Agreement.

23.         Indemnity of Santa Fe and Lordsburg

Santa Fe, Lordsburg and Santa Fe Barbados jointly and severally agree to indemnify and save Sandstorm Barbados and its directors, officers, employees and agents harmless from and against any and all actual Losses suffered or incurred by them, that arise out of or relate to any failure of Santa Fe, Lordsburg and/or Santa Fe Barbados to timely and fully perform or cause to be performed all of the covenants and obligations to be observed or performed by Santa Fe, Lordsburg or Santa Fe Barbados pursuant to this Agreement. This clause shall survive termination of this Agreement.

24.         General Provisions

(a)           Each Party shall execute all such further instruments and documents and shall take all such further actions as may be necessary to effect the Transaction in each case at the cost and expense of the Party requesting such further instrument, document or action, unless expressly indicated otherwise.

(b)           Nothing herein shall be construed to create, expressly or by implication, a joint venture, agency relationship, fiduciary relationship, mining partnership, commercial partnership or other partnership relationship between Santa Fe, Lordsburg and Santa Fe Barbados as one Party and Sandstorm and Sandstorm Barbados as a second party.

(c)           This Agreement shall be governed by and construed under the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(d)           Time is of the essence of this Agreement.

(e)           All references in this Agreement to currency or to “$”, unless otherwise expressly  indicated, shall be to United States dollars.

(f)           If any provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part hereof so that the invalidity shall not affect the validity of the remainder of this Agreement which shall be construed as if this Agreement had been executed without the invalid portion.

(g)           Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by hand or transmitted by facsimile transmission addressed to:

If to Santa Fe, Lordsburg or Santa Fe Barbados:

1128 Pennsylvania NE, Suite 200
Albuquerque, New Mexico, 87110

Attention:     Chief Executive Officer
Fax Number:  (505) 255-4851

If to Sandstorm, to:

Suite 1050, 625 Howe Street
Vancouver, BC    V6C 2T6

Attention:      President and Chief Executive Officer
Fax Number:  (604) 888-0094

If to Sandstorm Barbados:

Chancery House
High Street
Bridgetown
Barbados

Attention:     James Gardiner
Fax Number:  1 246 432 7567
Tel Number:  1 246 822 0261
Email:              breakwater@caribsurf.com

Any notice given in accordance with this section, if transmitted by facsimile transmission, shall be deemed to have been received on the next Business Day following transmission or, if delivered by hand, shall be deemed to have been received when delivered.

(h)           This Agreement may not be changed, amended or modified in any manner, except pursuant to an instrument in writing signed on behalf of each of the Parties. The failure by any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision unless such waiver is acknowledged in writing, nor shall such failure affect the validity of this Agreement or any part thereof or the right of a Party to enforce each and every provision. No waiver or breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(i)           Following the execution and delivery of this Agreement, each of Sandstorm and Sandstorm Barbados and Santa Fe, Lordsburg and Santa Fe Barbados will co-operate reasonably with the other Party (Sandstorm and Sandstorm Barbados being treated as a one Party and Santa Fe, Lordsburg and Santa Fe Barbados being treated as a second Party in this section) in implementing any proposed adjustments to the structure of this Agreement to facilitate tax planning, provided that such adjustments have no material adverse impact on the non-proposing Party and that such adjustments shall not result in the non-proposing Party incurring any significant costs .

(j)           This Agreement may be executed in one or more counterparts and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

(k)           This Agreement shall enure to the benefit of and shall be binding on and shall be enforceable by the Parties and their respective, successors and permitted assigns.

(l)           The Parties have expressly required that this Agreement and all notices relating hereto be drafted in English.

(m)           This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, among the Parties.

(n)           The Parties may agree to enter into other financial instruments or agreements to supplement the pricing in this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

SANTA FE GOLD CORPORATION
Per:
/s/ W. Pierce Carson
Authorized Signing Officer

SANTA FE GOLD (BARBADOS)
CORPORATION
Per:
/S/ W. Pierce Carson
Authorized Signing Officer

LORDSBURG MINING COMPANY
Per:
/s/ W. Pierce Carson
Authorized Signing Officer

SANDSTORM RESOURCES LTD.
Per:
/s/ Nolan Watson
Authorized Signing Officer

SANDSTORM RESOURCES
(BARBADOS) LTD.
Per:
/s/ James Gardiner
Authorized Signing Officer